COMPX ANNOUNCES FAVORABLE INTERNATIONAL TRADE COMMISSION RULING

DALLAS, TEXAS . . . February 26, 2010 . . . CompX International Inc. (NYSE:  CIX) announced that it prevailed in defending 38 of 40 of its products in an International Trade Commission patent infringement investigation brought against it and a wholly owned subsidiary, Waterloo Furniture Components Limited.  In the determination, the Judge found the only asserted independent claim was invalid.

CompX disagrees with the finding that Waterloo’s remaining two products were found to infringe on a related but separate dependent claim within the complainant’s patent and will vigorously appeal this finding.  While these two products comprise a very small percentage of Waterloo’s overall CompX ErgonomX® product line, CompX and Waterloo respect validly enforceable intellectual property rights of others in the marketplace.  During the anticipated appeal, Waterloo has undertaken steps to incorporate the components found not to infringe into all of its products in order to mitigate any concerns in the marketplace and ensure uninterrupted product flow to our customers.  The functionality and price of these products will remain unchanged.

CompX is a leading manufacturer of security products, furniture components and performance marine components.

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